UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 15, 2021

D and Z Media Acquisition Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39934	85-3390360
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2870 Peachtree Road NW, Suite 509 Atlanta, GA	30305
(Address of principal executive offices)	(Zip code)

(404) 585-8233 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-third of one Warrant	DNZ.U	The New York Stock Exchange
Class A Common Stock, par value $0.0001 per share	DNZ	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	DNZ WS	The New York Stock Exchange

Item 8.01. Other Events.

On March 15, 2021, D and Z Media Acquisition Corp., (the “Company”) issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing that the holders of the Company’s units (the “Units”) may elect to separately trade the Class A common stock and warrants included in the Units commencing on March 18, 2021. Those Units that are not separated will continue to trade on the New York Stock Exchange (the “NYSE”), under the symbol “DNZ.U,” and each of the shares of Class A common stock and warrants that are separated will trade on the NYSE under the symbols “DNZ” and “DNZ WS,” respectively.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release of D and Z Media Acquisition Corp., dated March 15, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

D and Z Media ACQUISITION CORP.

By:	/s/ Betty Liu
	Name:	Betty Liu
	Title:	Chief Executive Officer

Date: March 15, 2021

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